Exhibit 99.1
HireRight Reports Third Quarter 2023 Results

– Margin Expansion Continues –
– Expanding Partnerships with Leading HCM Companies –

Nashville, Tenn. — November 7, 2023 – HireRight Holdings Corporation (NYSE: HRT) ("HireRight" or the "Company"), a leading provider of background screening services, today announced financial results for its third quarter ended September 30, 2023.
Third Quarter 2023 Highlights:

•Revenues of $188.3 million, compared to prior year period revenues of $210.3 million
•Net loss of $1.7 million, compared to prior year period net income of $93.3 million
•Adjusted EBITDA of $52.1 million, compared to prior year period Adjusted EBITDA of $137.8 million
•Diluted loss per share of $0.02, compared to prior year period diluted earnings per share of $1.17
•Adjusted diluted earnings per share of $0.36, compared to prior year period adjusted diluted earnings of $1.06 per share

“We continue to be laser focused on our margin improvement initiatives while maintaining industry leading quality and service for our customers and that focus is reflected in our results,” said HireRight President and CEO Guy Abramo. “Our reputation in the industry for high quality services and technical capabilities has made us the partner of choice for leading HCM providers.”
Liquidity and Capital Resources

The Company had $262.0 million of capital available at September 30, 2023, consisting of $103.2 million of cash and $158.7 million of available borrowing capacity under its Revolving Credit Facility. Through September 30, 2023, the Company has repurchased 11.7 million shares of common stock for approximately $125.7 million under the share repurchase programs announced on November 14, 2022, June 22, 2023, and September 12, 2023.
Cash provided by operating activities was $50.6 million for the nine months ended September 30, 2023, compared to $70.9 million for the same period in 2022.
Updated Full-Year Outlook
Based on current expectations, HireRight is maintaining its full-year 2023 outlook as set forth in the table below:

	Previously Provided
	Estimated Low	Estimated High
	(in thousands, except per share data)
Revenues	$720,000	$735,000
Adjusted EBITDA (1)	$172,000	$177,000
Adjusted Net Income (1)	$75,000	$80,000
Adjusted Diluted EPS (1)	$1.05	$1.10
(1)A reconciliation of the guidance for the Non-GAAP financial measures of Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS in the table above cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a material impact on the Company's future Non-GAAP financial measures.

Webcast and Conference Call

Management will discuss third quarter results on a webcast at 5:30 a.m. (PT) / 8:30 a.m. (ET) today, Tuesday, November 7, 2023. The webcast, along with the related presentation materials, may be accessed via HireRight's investor relations website page at ir.hireright.com under "News and Events." To listen by phone, please dial 1-877-704-4453 or 1-201-389-0920.
The webcast replay, along with the related presentation materials, can be accessed via HireRight's investor relations website page at ir.hireright.com under "News and Events," and will be available for 90 days. A replay of the call will also be available until Tuesday, November 14, 2023 by dialing 1-844-512-2921 or 1-412-317-6671 and entering passcode 13740973.
About HireRight

HireRight is a leading global provider of technology-driven workforce risk management and compliance solutions. We provide comprehensive background screening, verification, identification, monitoring, and drug and health screening services for approximately 37,000 customers across the globe. We offer our services via a unified global software and data platform that tightly integrates into our customers’ human capital management systems enabling highly effective and efficient workflows for workforce hiring, onboarding, and monitoring. In 2022, we screened over 24 million job applicants, employees and contractors for our customers and processed over 107 million screens. For more information, visit www.HireRight.com or contact InvestorRelations@HireRight.com.
Non-GAAP Financial Measures

To supplement the financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), HireRight presents certain non-GAAP financial measures. A “non-GAAP financial measure” is a numerical measure of a company’s financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in accordance with GAAP, or that includes amounts that are excluded from the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations, balance sheets or statements of cash flow of the Company.
We believe that the presentation of our non-GAAP financial measures provides information useful to investors in assessing our financial condition and results of operations. These measures should not be considered an alternative to net income (loss) or any other measure of financial performance or liquidity presented in accordance with GAAP. These measures have important limitations as analytical tools because they exclude some but not all items that affect the most directly comparable GAAP measures. Additionally, to the extent that other companies in our industry, define similar non-GAAP measures differently than we do, the utility of those measures for comparison purposes may be limited.
The non-GAAP financial measures presented in this earnings release and/or included in management’s commentary on the earnings call described above, are Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Diluted Earnings Per Share. Reconciliations of these non-GAAP financial measures to the most directly comparable measures calculated and presented in accordance with GAAP are provided as schedules attached to this release.
Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted EBITDA represents, as applicable for the period, net income (loss) attributable to HireRight Holdings Corporation before income from noncontrolling interest, interest expense, income taxes, depreciation and amortization expense, stock-based compensation, realized and unrealized gain (loss) on foreign exchange, restructuring charges, amortization of cloud computing software costs, legal settlement costs deemed by management to be outside the normal course of business, and other items management believes are not representative of the Company’s core operations. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenues for the period. Adjusted EBITDA and Adjusted EBITDA Margin are supplemental financial measures that management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess our:
•Operating performance as compared to other publicly traded companies without regard to capital structure or historical cost basis;
•Ability to generate cash flow;
•Ability to incur and service debt and fund capital expenditures; and
•Viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

Adjusted Net Income and Adjusted Diluted Earnings Per Share

In addition to Adjusted EBITDA, management believes that Adjusted Net Income is a strong indicator of our overall operating performance and is useful to our management and investors as a measure of comparative operating performance from period to period. We define Adjusted Net Income as net income (loss) attributable to HireRight Holdings Corporation adjusted for income from noncontrolling interest, amortization of acquired intangible assets, loss on modification and extinguishment of debt, stock-based compensation, realized and unrealized gain (loss) on foreign exchange, restructuring charges, amortization of cloud computing software costs, legal settlement costs deemed by management to be outside the normal course of business, and other items management believes are not representative of the Company’s core operations, to which we apply a blended statutory tax rate. See the footnotes to the table below for a description of certain of these adjustments. We define Adjusted Diluted Earnings Per Share as Adjusted Net Income divided by the weighted average number of shares outstanding (diluted) for the applicable period. We believe Adjusted Diluted Earnings Per Share is useful to investors and analysts because it enables them to better evaluate per share operating performance across reporting periods and to compare our performance to that of our peer companies.
Safe Harbor Statement

This press release and management's comments on the third quarter earnings call mentioned above contain forward-looking statements within the meaning of the federal securities laws. You can often identify forward-looking statements by the fact that they do not relate strictly to historical or current facts, or by their use of words such as “anticipate,” “estimate,” “expect,” “project,” “forecast,” “plan,” “intend,” “believe,” “seek,” “could,” “targets,” “potential,” “may,” “will,” “should,” “can have,” “likely,” “continue,” and other terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Forward-looking statements may include, but are not limited to, statements concerning our anticipated financial performance, including, without limitation, revenue, profitability, net income (loss), adjusted EBITDA, adjusted EBITDA margin, adjusted net income, earnings per share ("EPS"), adjusted diluted earnings per share, and cash flow; strategic objectives; investments in our business, including development of our technology and introduction of new offerings; sales growth and customer relationships; our competitive differentiation; our market share and leadership position in the industry; market conditions, trends, and opportunities; future operational performance; pending or threatened claims or regulatory proceedings; and factors that could affect these and other aspects of our business.
Forward-looking statements are not guarantees. They reflect our current expectations and projections with respect to future events and are based on assumptions and estimates and subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from expectations or results projected or implied by forward-looking statements.
Factors that could cause actual results to differ from those anticipated by forward-looking statements include, among other things, our vulnerability to adverse economic conditions, including without limitation, inflation and recession, which could increase our costs and suppress labor market activity and our revenue; the aggressive competition we face; failure to implement successfully our ongoing technology improvement and cost reduction initiatives; our heavy reliance on information management systems, vendors, and information sources that may not perform as we expect; the significant risk of liability we face in the services we perform; the fact that data security, data privacy and data protection laws, emerging restrictions on background reporting due to alleged discriminatory impacts and adverse social consequences, and other evolving regulations and cross-border data transfer restrictions may increase our costs, limit the use or value of our services and adversely affect our business; our ability to maintain our professional reputation and brand name; the impacts, direct and indirect, of the pandemics or other calamitous events on our business, our personnel and vendors, and the overall economy; social, political, regulatory and legal risks in markets where we operate; the impact of foreign currency exchange rate fluctuations; unfavorable tax law changes and tax authority rulings; any impairment of our goodwill, other intangible assets and other long-lived assets; our ability to execute and integrate future acquisitions; our ability to access additional credit or other sources of financing; and the increased cybersecurity requirements, vulnerabilities, threats and more sophisticated and targeted cyber-related attacks that could pose a risk to our systems, networks, solutions, services and data. For more information on the business risks we face and factors that could affect the outcome of forward-looking statements, refer to our Annual Report on Form 10-K filed with the SEC on March 10, 2023, in particular the sections of that document entitled "Risk Factors," "Forward-Looking Statements," and "Management's Discussion and Analysis of Financial Condition and Results of Operations,” and other filings we make from time to time with the SEC. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
Contacts:

Investors:
InvestorRelations@HireRight.com
+1 949-528-1000

Media:
Media.Relations@HireRight.com

HireRight Holdings Corporation
Condensed Consolidated Balance Sheets (Unaudited)

	September 30,	December 31,
	2023	2022
	(in thousands, except share, and per share data)
Assets
Current assets
Cash and cash equivalents	$103,218	$162,092
Restricted cash	—	1,310
Accounts receivable, net of allowance for credit losses of $5,421 and $5,812 at September 30, 2023 and December 31, 2022, respectively	139,557	136,656
Prepaid expenses and other current assets	26,118	18,745
Total current assets	268,893	318,803
Property and equipment, net	7,190	9,045
Right-of-use assets, net	6,352	8,423
Intangible assets, net	312,542	331,598
Goodwill	833,264	809,463
Cloud computing software, net	37,736	35,230
Deferred tax assets	74,110	74,236
Other non-current assets	20,975	18,949
Total assets	$1,561,062	$1,605,747
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$11,740	$11,571
Accrued expenses and other current liabilities	102,189	75,208
Accrued salaries and payroll	30,801	31,075
Debt, current portion	7,500	8,350
Total current liabilities	152,230	126,204
Debt, long-term portion	726,338	683,206
Tax receivable agreement liability, long-term portion	183,504	210,543
Deferred taxes liabilities	11,269	5,748
Other non-current liabilities	10,844	11,728
Total liabilities	1,084,185	1,037,429
Commitments and contingent liabilities
Stockholders' equity
Preferred stock, $0.001 par value, authorized 100,000,000 shares; none issued and outstanding as of September 30, 2023 and December 31, 2022	—	—
Common stock, $0.001 par value, authorized 1,000,000,000 shares; 79,884,225 and 79,660,397 shares issued, and 68,138,638 and 78,131,568 shares outstanding as of September 30, 2023 and December 31, 2022, respectively	80	80
Additional paid-in capital	820,090	805,799
Treasury stock, at cost; 11,745,587 and 1,528,829 shares repurchased at September 30, 2023 and December 31, 2022, respectively	(126,742)	(16,827)
Accumulated deficit	(222,844)	(215,790)
Accumulated other comprehensive loss	(11,420)	(4,944)
Total HireRight Holdings Corporation stockholders' equity	459,164	568,318
Noncontrolling interest	17,713	—
Total stockholders’ equity	476,877	568,318
Total liabilities and stockholders’ equity	$1,561,062	$1,605,747

HireRight Holdings Corporation
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
	(in thousands, except share, and per share data)
Revenues	$188,262	$210,303	$555,833	$631,306

Expenses
Cost of services (exclusive of depreciation and amortization below)	94,422	110,848	291,449	343,241
Selling, general and administrative	48,588	49,378	164,442	152,032
Depreciation and amortization	19,063	17,946	56,246	54,056
Total expenses	162,073	178,172	512,137	549,329
Operating income	26,189	32,131	43,696	81,977

Other expenses
Interest expense, net	22,447	8,457	48,392	20,971
Other expense, net	881	89	1,429	163
Total other expenses	23,328	8,546	49,821	21,134
Income (loss) before income taxes	2,861	23,585	(6,125)	60,843
Income tax expense (benefit)	4,450	(69,704)	863	(68,456)
Net income (loss)	$(1,589)	$93,289	$(6,988)	$129,299
Less: Net income attributable to noncontrolling interest	66	—	66	—
Net income (loss) attributable to HireRight Holdings Corporation	$(1,655)	$93,289	$(7,054)	$129,299

Net income (loss) per share attributable to HireRight Holdings Corporation:
Basic	$(0.02)	$1.17	$(0.10)	$1.63
Diluted	$(0.02)	$1.17	$(0.10)	$1.63
Weighted average shares outstanding:
Basic	69,090,882	79,459,633	73,080,851	79,419,725
Diluted	69,090,882	79,542,715	73,080,851	79,476,574

HireRight Holdings Corporation
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended September 30,
	2023	2022
	(in thousands)
Cash flows from operating activities
Net income (loss)	$(6,988)	$129,299
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	56,246	54,056
Deferred income taxes	(1,021)	(70,954)
Amortization of debt issuance costs	2,404	2,549
Amortization of contract assets	3,742	3,312
Amortization of right-of-use assets	3,715	2,094
Amortization of unrealized gains on terminated interest rate swap agreements	(6,890)	(9,676)
Amortization of cloud computing software costs	5,012	1,446
Stock-based compensation	13,889	8,587
Change in tax receivable agreement liability	—	800
Loss on modification and extinguishment of debt	7,745	—
Other non-cash charges, net	1,010	524
Changes in operating assets and liabilities (net of acquisitions):
Accounts receivable	(1,546)	(24,521)
Prepaid expenses and other current assets	(6,850)	1,516
Cloud computing software	(8,465)	(23,158)
Other non-current assets	(4,960)	(3,934)
Accounts payable	156	(5,212)
Accrued expenses and other current liabilities	259	5,498
Accrued salaries and payroll	(661)	3,631
Operating lease liabilities, net	(3,759)	(4,125)
Other non-current liabilities	(2,410)	(805)
Net cash provided by operating activities	50,628	70,927
Cash flows from investing activities
Purchases of property and equipment	(2,049)	(3,973)
Capitalized software development	(8,829)	(9,149)
Cash paid for acquisitions, net of cash acquired	(21,653)	—
Other investing	(2,000)	—
Net cash used in investing activities	(34,531)	(13,122)
Cash flows from financing activities
Repayments of debt	(638,653)	(6,263)
Proceeds from Second Amended First Lien Term Loan Facility, net of debt discount	677,890	—
Payments for termination of interest rate swap agreements	—	(18,445)
Payment of issuance costs	(6,252)	(342)
Repurchases of common stock	(109,642)	—
Proceeds from issuance of common stock in connection with stock-based compensation plans	613	—
Taxes paid related to net share settlement of equity awards	(211)	—
Net cash used in financing activities	(76,255)	(25,050)
Net increase (decrease) in cash, cash equivalents and restricted cash	(60,158)	32,755
Effect of exchange rates	(26)	(1,155)
Cash, cash equivalents and restricted cash
Beginning of year	163,402	116,214
End of period	$103,218	$147,814
Cash paid for
Interest	$47,234	$27,890
Income taxes	$1,804	$2,718
Supplemental schedule of non-cash activities
Unpaid property and equipment and capitalized software purchases	$654	$1,102
Acquisition cash holdback	$2,250	—

Reconciliation of GAAP Measures to Non-GAAP Measures (Unaudited)

The following table reconciles our non-GAAP financial measure of Adjusted EBITDA to net income (loss), our most directly comparable financial measures calculated and presented in accordance with GAAP, for the periods presented.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
	(in thousands, except percents)
Net income (loss) attributable to HireRight Holdings Corporation	$(1,655)	$93,289	$(7,054)	$129,299
Income attributable to noncontrolling interest	66	—	66	—
Income tax expense (benefit) (1)	4,450	(69,704)	863	(68,456)
Interest expense, net	22,447	8,457	48,392	20,971
Depreciation and amortization	19,063	17,946	56,246	54,056
EBITDA	44,371	49,988	98,513	135,870
Stock-based compensation	4,818	1,282	13,889	8,587
Realized and unrealized gain (loss) on foreign exchange	(212)	(780)	337	(795)
Restructuring charges (2)	5,975	—	23,964	—
Technology investments (3)	1,193	559	1,193	559
Amortization of cloud computing software costs (4)	1,727	980	5,012	1,446
Other items (5)	(5,761)	1,943	(5,059)	3,706
Adjusted EBITDA	$52,111	$53,972	$137,849	$149,373
Net income (loss) margin (6)	(0.9)%	44.4%	(1.3)%	20.5%
Adjusted EBITDA margin	27.7%	25.7%	24.8%	23.7%

(1)During the three months ended September 30, 2022, the Company determined sufficient positive evidence existed to reverse the Company’s valuation allowance attributable to the deferred tax assets associated with the Company’s operations in the U.S. This reversal resulted in a non-cash deferred tax benefit of $70.2 million, which materially decreased the Company’s income tax expense during the three and nine months ended September 30, 2022.
(2)Restructuring charges represent costs incurred in connection with the Company’s global restructuring plan. Costs incurred in connection with the plan include: (i) $3.3 million and $11.1 million of severance and benefits related to impacted employees during the three and nine months ended September 30, 2023, respectively, (ii) $1.4 million and $8.6 million of professional service fees related to the execution of our cost savings initiatives during the three and nine months ended September 30, 2023, respectively, (iii) $0.4 million and $2.6 million related to the abandonment of certain of our leased facilities during the three and nine months ended September 30, 2023, respectively, and (iv) $0.9 million and $1.6 million related to the replacement of certain internal technology systems during the three and nine months ended September 30, 2023, respectively.
(3)Technology investments represent costs associated with the impairment of certain of our cloud computing software costs during the three and nine months ended September 30, 2023 and discovery phase costs associated with various platform and fulfillment technology initiatives that are intended to achieve greater operational efficiencies during the three and nine months ended September 30, 2022.
(4)Amortization of cloud computing software costs consists of expense recognized in selling, general and administrative expenses for capitalized implementation costs for cloud computing IT systems incurred in connection with our platform and fulfillment technology initiatives that are intended to achieve greater operational efficiencies. This expense is not included in depreciation and amortization above.

(5)Other items for the three and nine months ended September 30, 2023 consist primarily of (i) an insurance recovery and related professional services fees of $6.8 million, net of fees payable to the Company’s outside counsel, in connection with litigation related to a predecessor entity of the Company for a claim dating back to 2009 and deemed to be outside the ordinary course of business. The reduction related to the insurance recovery is offset by (i) professional services fees of $0.6 million pertaining to other financing activities for both the three and nine months ended September 30, 2023, and (ii) $0.5 million and $1.2 million of professional services fees not related to core operations during the three and nine months ended September 30, 2023, respectively. Other items for the three and nine months ended September 30, 2022 include (i) costs of $0.4 million and $1.7 million associated with the implementation of a company-wide enterprise resource planning system during the three and nine months ended September 30, 2022, respectively, (ii) $1.0 million and $1.6 million of severance costs during the three and nine months ended September 30, 2022, (iii) $0.4 million related to professional services fees not related to core operations for the three and nine months ended September 30, 2022, and (iv) $0.2 million related to loss on disposal of assets and exit costs associated with one of our short-term leased facilities during the nine months ended September 30, 2022 partially offset by a reduction in previously accrued legal settlement expense of $0.6 million during the nine months ended September 30, 2022 due to a more favorable outcome than originally anticipated in a claim outside the ordinary course of business.
(6)Net income (loss) margin represents net income (loss) divided by revenues for the period.

The following table reconciles our non-GAAP financial measure of Adjusted Net Income to net income (loss), our most directly comparable financial measure calculated and presented in accordance with GAAP, for the periods presented:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
	(in thousands)
Net income (loss) attributable to HireRight Holdings Corporation	$(1,655)	$93,289	$(7,054)	$129,299
Income attributable to noncontrolling interest	66	—	66	—
Income tax (benefit) expense (1)	4,450	(69,704)	863	(68,456)
Income (loss) before income taxes	2,861	23,585	(6,125)	60,843
Amortization of acquired intangible assets	16,142	15,353	47,020	46,335
Loss on modification and extinguishment of debt (2)	7,745	—	7,745	—
Interest expense swap adjustments (3)	(2,088)	(3,413)	(6,890)	(9,676)
Interest expense discounts (4)	789	790	2,402	2,549
Stock-based compensation	4,818	1,282	13,889	8,587
Realized and unrealized gain (loss) on foreign exchange	(212)	(780)	337	(795)
Restructuring charges (5)	5,975	—	23,964	—
Technology investments (6)	1,193	559	1,193	559
Amortization of cloud computing software costs (7)	1,727	980	5,012	1,446
Other items (8)	(5,761)	1,943	(5,059)	3,706
Adjusted income before income taxes	33,189	40,299	83,488	113,554
Adjusted income taxes (9)	8,629	10,478	21,707	29,524
Adjusted Net Income	$24,560	$29,821	$61,781	$84,030

The following table sets forth the calculation of Adjusted Diluted Earnings Per Share for the periods presented.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Diluted net income (loss) per share attributable to HireRight Holdings Corporation	$(0.02)	$1.17	$(0.10)	$1.63
Income attributable to noncontrolling interest	—	—	—	—
Income tax (benefit) expense (1)	0.06	(0.88)	0.01	(0.86)
Amortization of acquired intangible assets	0.23	0.19	0.65	0.58
Loss on modification and extinguishment of debt (2)	0.11	—	0.11	—
Interest expense swap adjustments (3)	(0.03)	(0.04)	(0.09)	(0.12)
Interest expense discounts (4)	0.01	0.01	0.03	0.03
Stock-based compensation	0.07	0.02	0.19	0.11
Realized and unrealized gain (loss) on foreign exchange	—	(0.01)	—	(0.01)
Restructuring charges (5)	0.09	—	0.33	—
Technology investments (6)	0.02	0.01	0.02	0.01
Amortization of cloud computing software costs (7)	0.02	0.01	0.07	0.02
Other items (8)	(0.08)	0.02	(0.07)	0.04
Adjusted income before income taxes	0.48	0.50	1.15	1.43
Adjusted income taxes (9)	(0.12)	(0.13)	(0.30)	(0.37)
Adjusted Diluted Earnings Per Share	$0.36	$0.37	$0.85	$1.06

Weighted average number of shares outstanding - diluted	69,090,882	79,542,715	73,080,851	79,476,574

(1)During the three months ended September 30, 2022, the Company determined sufficient positive evidence existed to reverse the Company’s valuation allowance attributable to the deferred tax assets associated with the Company’s operations in the U.S. This reversal resulted in a non-cash deferred tax benefit of $70.2 million, which materially decreased the Company’s income tax expense during the three and nine months ended September 30, 2022.
(2)Loss on modification and extinguishment of debt is reported in interest expense and is related to the write-off of unamortized deferred financing fees, unamortized original issue discounts and new debt issuance costs in conjunction with the amendment to our amended first lien facilities during the three and nine months ended September 30, 2023.
(3)Interest expense swap adjustments consist of amortization of unrealized gains on our terminated interest rate swap agreements, which will be recognized through December 2023 as a reduction in interest expense.
(4)Interest expense discounts consist of amortization of original issue discount and debt issuance costs.
(5)Restructuring charges represent costs incurred in connection with the Company’s global restructuring plan. Costs incurred in connection with the plan include: (i) $3.3 million and $11.1 million of severance and benefits related to impacted employees during the three and nine months ended September 30, 2023, respectively, (ii) $1.4 million and $8.6 million of professional service fees related to the execution of our cost savings initiatives during the three and nine months ended September 30, 2023, respectively, (iii) $0.4 million and $2.6 million related to the abandonment of certain of our leased facilities during the three and nine months ended September 30, 2023, respectively, and (iv) $0.9 million and $1.6 million related to the replacement of certain internal technology systems during the three and nine months ended September 30, 2023, respectively.
(6)Technology investments represent costs associated with the impairment of certain of our cloud computing software costs during the three and nine months ended September 30, 2023 and discovery phase costs associated with various platform and fulfillment technology initiatives that are intended to achieve greater operational efficiencies.
(7)Amortization of cloud computing software costs consists of expense recognized in selling, general and administrative expenses for capitalized implementation costs for cloud computing IT systems incurred in connection with our platform and fulfillment technology initiatives that are intended to achieve greater operational efficiencies. This expense is not included in depreciation and amortization above.

(8)Other items for the three and nine months ended September 30, 2023 consist primarily of (i) an insurance recovery and related professional services fees of $6.8 million, net of fees payable to the Company’s outside counsel, in connection with litigation related to a predecessor entity of the Company for a claim dating back to 2009 and deemed to be outside the ordinary course of business. The reduction related to the insurance recovery is offset by (i) professional services fees of $0.6 million pertaining to other financing activities for both the three and nine months ended September 30, 2023, and (ii) $0.5 million and $1.2 million of professional services fees not related to core operations during the three and nine months ended September 30, 2023, respectively. Other items for the three and nine months ended September 30, 2022 include (i) costs of $0.4 million and $1.7 million associated with the implementation of a company-wide enterprise resource planning system during the three and nine months ended September 30, 2022, respectively, (ii) $1.0 million and $1.6 million of severance costs during the three and nine months ended September 30, 2022, (iii) $0.4 million related to professional services fees not related to core operations for the three and nine months ended September 30, 2022, and (iv) $0.2 million related to loss on disposal of assets and exit costs associated with one of our short-term leased facilities during the nine months ended September 30, 2022. These costs were partially offset by a reduction in previously accrued legal settlement expense of $0.6 million during the nine months ended September 30, 2022 due to a more favorable outcome than originally anticipated in a claim outside the ordinary course of business.
(9)Adjusted income taxes are based on the tax laws in the jurisdictions in which the Company operates and exclude the impact of net operating losses and valuation allowances to calculate a non-GAAP blended statutory rate of 26% for the three and nine months ended September 30, 2023 and 2022. Adjusted income taxes for the three and nine months ended September 30, 2022 have been updated to conform to the current year methodology.